UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2016

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York		13214-1883
(Address of principal executive offices)		(Zip Code)
(315) 445-2282
(Registrant's telephone number, including area code)

_________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02        Results of Operations and Financial Condition.

        On October 24, 2016, Community Bank System, Inc. ("Community") announced its results of operations for the quarter ended September 30, 2016. The public announcement was made by means of a news release, the text of which is set forth in Exhibit 99.1 hereto.

        The information in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished under Item 2.02 of Form 8-K and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01        Other Events.
        On October 24, 2016, Community and Merchants Bancshares, Inc. ("Merchants") issued a joint press release announcing that they have entered into a definitive agreement under which Community will acquire Merchants.  Copies of the press release and investor presentation with respect to the proposed transaction are attached hereto as Exhibit 99.2 and Exhibit 99.3, respectively, and each is incorporated by reference into this Item 8.01.

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release, dated October 24, 2016
99.2	Joint Press Release, dated October 24, 2016, issued by Community and Merchants
99.3	Investor Presentation

Signatures

Pursuant to the requirements of The Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

Date: October 24, 2016	/s/ Mark Tryniski
Mark E. Tryniski, President, Chief Executive Officer and Director

Date: October 24, 2016	/s/ Scott Kingsley
Scott Kingsley, Executive Vice President and Chief Financial Officer